Exhibit 10.20

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of May 2, 2014, by and between Kensico Capital Management Corporation, Kensico Partners, LP, Kensico Associates, LP, Kensico Offshore Fund Master, Ltd and Kensico Offshore Fund II Master Ltd. (collectively, the “Shareholder”), and Dorian LPG Ltd., a Marshall Islands corporation (the “Company” and together with the Shareholder, the “Parties” and each a “Party”).

W I T N E S S E T H:

WHEREAS, the Shareholder holds 4,592,172 Common Shares (as defined below) of the Company, or approximately 9.2% of the issued and outstanding Common Shares of the Company, as of the date of this Agreement;

WHEREAS, the Company intends to list its Common Shares on the New York Stock Exchange in connection with the completion of the initial public offering of its Common Shares; and

WHEREAS, the Parties desire to establish the Shareholder’s right and the Company’s obligation to cause the registration of the Registrable Securities (as defined below) pursuant to the Securities Act (as defined below).

NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01                            Definitions. When used in this Agreement with initial capital letters, the following terms have the meanings specified or referred to in this Section 1.01:

“Affiliate”  means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person, including any partner, member, stockholder or other equity holder of such Person or manager, director, officer or employee of such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling’ and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“Board” means the Board of Directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Demand Registration” has the meaning set forth in Section 2.01.

“Capital Stock” means any preferred stock, the Common Shares and any other class or series of capital stock or other equity securities of the Company, whether authorized as of or after the date hereof.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Share” means, the common shares of the Company, par value $0.01 per share, and any other class of common stock of the Company and any securities issued in respect thereof, or in substitution therefore, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Company” has the meaning set forth in the Preamble.

“Company Subsidiary” means any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Fiscal Year” means the twelve (12) month period ending March 31.

“Fully Diluted Basis” means, as of any date of determination: (a) with respect to all Capital Stock, all issued and outstanding Capital Stock of the Company and all Capital Stock issuable upon the exercise or conversion of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible; or (b) with respect to any specified type, class or series of Capital Stock, all issued and outstanding shares of Capital Stock designated as such type, class or series and all such designated shares of Capital Stock issuable upon the conversion or exercise of any outstanding Stock Equivalents as of such date, whether or not such Stock Equivalent is at the time exercisable or convertible.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Initial Public Offering” means the first to occur of the initial sale of Common Shares of the Company in a public offering, by the Company in an underwritten public offering led by a nationally recognized underwriting firm and/or, if agreed by the Company and the Shareholders, by a shareholder of the Company pursuant to an effective registration statement under the Securities Act.

“Inspector” has the meaning set forth in Section 2.04(a).

“Listing” means the listing of the Common Shares on the New York Stock Exchange or Nasdaq Global Select Market other than in connection with an Initial Public Offering, if agreed by the Company and the Shareholders.

“Lock-Up Period” has the meaning set forth in Section 2.03(a).

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” shall have the meaning set forth in Section 2.04(a).

“Registrable Securities” means (a) any shares of Common Shares held by the Shareholder or issuable upon conversion, exercise or exchange of Shares owned by the Shareholder at any time, and (b) any Common Shares issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration

Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 2.

“Shareholder” has the meaning set forth in the Preamble.

“Shares” means (a) the Common Shares; (b) preferred stock; and (c) any other Capital Stock, in each case together with any Stock Equivalents thereon, purchased, owned or otherwise acquired by a Shareholder as of or after the date hereof, and any securities issued in respect of any of the foregoing, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization.

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Stock Equivalents” means any option to purchase any Capital Stock or any other security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for Shares, and any option, warrant or other right to subscribe for, purchase or acquire Shares or Stock Equivalents (disregarding any restrictions or limitations on the exercise of such rights).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

ARTICLE II
REGISTRATION RIGHTS

Section 2.01                            Demand Registration Right.

(a)                                 Commencing upon the earlier of (i) the expiration of the Lock Up Period and (ii) October 1, 2014, if a registration statement for an Initial Public Offering has not been declared effective by the Commission by such date (provided however, that the Shareholder shall not exercise its registration rights under this clause (ii) if by September 30, 2014 the Company has filed a registration statement relating to the Initial Public Offering with the Commission that is publicly available on the Commission’s EDGAR website and continues to use its commercially reasonable best efforts to complete the Initial Public Offering), the Shareholder may request registration under the Securities Act of all or any portion of its Registrable Securities representing not less than seven and one-half percent (7.5%) of the issued and outstanding Common Shares or having an aggregate market value of at least $        million, on Form F-1 or S-1 or any successor form thereto (each a “Long-Form Registration”).  Each request for a Long-Form Registration shall specify the approximate number of Registrable Securities required to be registered and whether or not the registration is to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. The Company shall cause a Registration Statement on Form F-1 or S-1 (or any successor form) to be filed with the Commission within forty-five (45) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Long-Form Registration more than three times for the Shareholder, and a Registration Statement shall not count as a Long-Form Registration requested under this Section 2.01(a) unless and until it has become effective and the Shareholder is able to register and sell at least two-thirds (66.67%) of the Registrable Securities requested to be included in such registration.

(b)                                 After the Initial Public Offering or the Listing, the Company shall use its best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form F-3 or S-3 or any successor form thereto. At such time as the Company shall have qualified for the use of a Registration Statement on Form F-3 or S-3, the Shareholder shall have the right to request an unlimited number of registrations, each of all or any portion of its Registrable Securities representing not less than five percent (5%) of the issued and outstanding Common Shares or having an aggregate market value of at least $15 million, on Form F-3 or S-3 or any similar short-form registration (each a “Short-Form Registration” and, together with each Long-Form Registration, a “Demand Registration”). Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered. The Company shall cause a Registration Statement on Form F-3 or S-3 (or any successor form) to be filed with the Commission within forty-five (45) days after the date on which the initial request is given and shall use its commercially reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter.

(c)                                  The Company shall not be obligated to effect any Demand Registration within sixty (60) days after the effective date of a previous Demand Registration or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register, and actually sold, at least two-thirds (66.67%) of its Registrable Securities requested to be included therein. The Company may postpone for up to thirty (30) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only twice within any period of twelve consecutive months.

(d)                                 If the holders of a majority of the Registrable Securities included in a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company.  The holders of a majority of the Registrable Securities included in such Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering, provided that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(e)                                  If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of Common Shares proposed to be included in the Demand Registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such underwritten offering and/or the number of Common Shares proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration the number of Registrable Shares requested to be included therein by the Shareholder and the number of Common Shares proposed to be included therein by any other Persons, allocated pro rata among such holders on the basis of the number of Common Shares (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the

Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

Section 2.02                            Piggyback Registration.

(a)                                 Whenever the Company proposes to register any of its Common Shares under the Securities Act (other than a registration effected solely to implement an employee benefit plan or in connection with the registration of shares to be issued as consideration in a business combination or share exchange, or a registration statement on Forms F-4, S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more other shareholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the Shareholder of its intention to effect such a registration and, subject to Section 2.02(b) shall include in such registration all Registrable Securities held by the Shareholder with respect to which the Company has received written requests for inclusion from the Shareholder within ten (10) days after the Company’s notice has been given.  The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice, however, to the right of the Shareholder to immediately request that such registration be effected as a Demand Registration.  A Piggyback Registration shall not be considered a Demand Registration for purposes of 0 of this Agreement.

(b)                                 If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per share of the Common Shares to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares that the Company proposes to sell; (ii) second, the number of Common Shares requested to be included therein by holders of Common Shares (other than holders of Registrable Securities), allocated among such holders pro rata or in such manner as they may agree; and (iii) third, the number of Common Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree.

(c)                                  If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Shares other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of

Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the number of Common Shares which can be sold in such offering and/or that the number of Common Shares proposed to be included in any such registration would adversely affect the price per Common Share to be sold in such offering, the Company shall include in such registration (i) first, the number of Common Shares requested to be included therein by the holder(s) requesting such registration; and (ii) second, the Common Shares requested to be included therein by the holders of Registrable Securities and by other holders of Common Shares, allocated pro rata among such holders on the basis of the number of Common Shares (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree.

(d)                                 If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

Section 2.03                            Lock-Up Agreement.  The Shareholder agrees that in connection with an Initial Public Offering or any public offering of Capital Stock, and upon the request of the managing underwriter in such offering, it shall not, without the prior written consent of such managing underwriter and subject to customary exceptions, during a period beginning on seven (7) days prior to the effectiveness of such Registration Statement and ending on 180 days, for the Initial Public Offering, or 90 days, for any other public offering, after the effectiveness of such Registration Statement (the “Lock Up Period”), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Common Shares or any securities convertible into, exercisable for or exchangeable for Common Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

Section 2.04                            Registration Procedures.

(a)                                 If and whenever the Shareholder requests that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(i)                                     subject to Section 2.01(a) and Section 2.01(b), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(ii)                                  prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of such Registrable Securities have been disposed of, or, if earlier, in the case of a Long-Form Registration, for a period of not less than 180 days, and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)                               within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to the Shareholder and one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration) copies of such documents proposed to be filed with the Commission, which documents shall be subject to the review, comment and reasonable approval of such counsel;

(iv)                              notify the Shareholder promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(v)                                 furnish to the Shareholder such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as the Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities;

(vi)                              use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Shareholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Shareholder to consummate the disposition in such jurisdictions of the Registrable Securities; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 2.04(a)(vi);

(vii)                           notify the Shareholder at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, or any supplement or amendment is required to comply with law, and, at the request of the Shareholder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading or comply with law;

(viii)                        make available for inspection by the Shareholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholder or any underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and customary in such a transaction;

(ix)                              provide a transfer agent and registrar (which may be the same entity) and obtain a CUSIP number for all such Registrable Securities not later than the effective date of such registration;

(x)                                 use its reasonable best efforts to cause such Registrable Securities to be listed on each national securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed, on the NYSE or Nasdaq;

(xi)                              in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as such selling Shareholders or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, making any necessary filings and taking any actions necessary to comply with the requirements of the Financial Industry Regulatory Authority, Inc., and making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities);

(xii)                           otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and make available to its shareholders an earnings statement (in a form that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder) no later than thirty (30) days after the end of the 12-month period beginning with the first day of the Company’s first full fiscal quarter after the effective date of such Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(xiii)                        furnish to the Shareholder and each underwriter, if any, with (i) a legal opinion of the Company’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten public offerings; and (ii) a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten public offerings;

(xiv)                       without limiting Section 2.04(a)(vi) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(xv)                          notify the Shareholder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(xvi)                       advise the Shareholder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(xvii)                    to the extent deemed to be an underwriter or a controlling person of the Company, to permit the Shareholder to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of the Shareholder and its counsel should be included;

(xviii)                 otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(b)                                 Expenses.  All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants, and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by the holders of a majority of the Registrable Securities included in the registration) shall be paid by the Company in connection with any Short-Form Registration and up to three Long-Form Registrations. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such Shareholder.

Section 2.05                            Indemnification.

(a)                                 The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by Applicable Law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same a reasonable amount of time prior to any written confirmation of the sale of Registrable Securities.

(b)                                 In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 2.05, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of the Registrable Securities included in the registration, at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.  The indemnification provided for hereunder shall not apply to amounts paid in settlement of any such claim referred to in this Section 2.05 if such settlement is effected without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(d)                                 If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

Section 2.06                            Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

Section 2.07                            Rule 144 Compliance.  With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3 or S-3 (or any successor form), the Company shall:

(i)                         make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;

(ii)                      use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities

Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(iii)                   furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

Section 2.08                            Preservation of Rights.  The Company shall not (a) grant any additional registration rights to Persons other than the Shareholder which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

Section 2.09                            Termination.  This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding.

ARTICLE III
MISCELLANEOUS

Section 3.01                            Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram or facsimile, addressed as set forth below or to such other address as such Party shall have specified most recently by written notice given in accordance herewith, in each case with a copy to an e-mail address separately provided to each other Party.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:

If to the Company:

c/o Dorian LPG (USA) LLC

27 Signal Road

Stamford, CT 06878

Tel: (203) 978-1234

Fax: (203) 359-8159

Email: john.hadjipateras@dorianlpg.com

Attention: President

with a copy (which shall not constitute notice) to:

Seward & Kissel LLP

Attention: Gary J. Wolfe, Esq.

One Battery Park Plaza

New York, NY 10004

Facsimile: +1-212-480-8421

E-Mail: wolfe@sewkis.com

If to the Shareholder:

Israel Friedman

Kensico Capital Management Corp

55 Railroad Avenue, 2nd floor

Greenwich, CT  06830

Phone: 203-862-5889

Facsimile:  203-862-5801

E-mail:  regulatory@kensicocapital.com

with a copy (which shall not constitute notice) to:

Joe Signorile

Kensico Capital Management Corp

55 Railroad Avenue, 2nd floor

Greenwich, CT  06830

Phone: 203-862-5800

Facsimile:  203-862-5801

E-mail:  accounting@kensicocapital.com

Either Party may from time to time change its address for notices under this Section 3.01 by giving at least ten (10) days’ prior written notice of such changed address to the other Party.

Section 3.02                            Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument, and all of which together shall constitute one and the same instrument.  All such counterparts may be delivered between the Parties by facsimile or other electronic transmission, which shall not affect the validity thereof.

Section 3.03                            Modification or Amendment of Agreement; Waiver.  Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all Parties.  The failure of either Party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the Parties from thereafter demanding full and complete compliance nor prevent the Parties from exercising such a right or remedy in the future.

Section 3.04                            Successors and Assigns.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns and permitted transferees.

Section 3.05                            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 3.06                            Specific Enforcement; Consent to Jurisdiction; Waiver of Jury Trial.

(a) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that either Party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other Party and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which either Party may be entitled by law or equity.

(b) Each Party (i) hereby irrevocably submits to the jurisdiction of the U.S. District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each Party consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 3.06 shall affect or limit any right to serve process in any other manner permitted by law.  The Parties hereby irrevocably waive trial by jury in any action, proceeding or claim brought by any Party or beneficiary thereof on any matter whatsoever arising out of or in any way connected with this Agreement.

Section 3.07                            Entire Agreement.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the Parties, both oral and written, relating to the subject matter hereof.

Section 3.08                            Severability.  Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.  Upon such determination that any term or other provision is invalid or illegal, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 3.09                            Jointly Drafted.  This Agreement shall be deemed to have been drafted by all Parties and, in the event of a dispute, no Party shall be entitled to claim that any provision hereof should be construed against any other Party by reason of the fact that it was drafted by one particular Party.

Section 3.10                            Further Assurances.  From and after the date of this Agreement, upon the request of the a Party, each other Party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Company:

DORIAN LPG LTD.

By:
Name:
Title:

The Shareholder:

KENSICO CAPITAL MANAGEMENT CORPORATION
on behalf of itself and on behalf of Kensico Partners, LP, Kensico Associates, LP, Kensico Offshore Fund Master, Ltd and Kensico Offshore Fund II Master Ltd.

By:
Name:
Title: